Exhibit 99.1

Contact:
Stockholder Relations
212-810-3333
ahr-info@blackrock.com

Anthracite Capital Announces Addition to Board of Directors

New York, November 10, 2009 – Anthracite Capital, Inc. (“Anthracite” or the “Company”) (NYSE:AHR) today announced that Kathleen M. Hagerty, Senior Associate Dean for Faculty and Research at the Kellogg School of Management at Northwestern University, was elected to its Board of Directors.

Chris Milner, Chief Executive Officer of Anthracite, stated, “We are extremely pleased to have Kathleen join the Board of Directors. Her insights and knowledge of financial markets will benefit the Company significantly.”

With the addition of Ms. Hagerty, the Board consists of seven directors, five of whom are not affiliated with the Company, or the manager.

Brief biographical information regarding Ms. Hagerty is provided below, and additional information can be found on the "Investor Relations" section of Anthracite's website, www.anthracitecapital.com.

Kathleen M. Hagerty holds the First Chicago Professorship in Finance at the Kellogg School of Management at Northwestern University. She has been the Senior Associate Dean for Faculty and Research at the Kellogg School since 2005. Professor Hagerty has published widely in finance and economic journals. Her work has studied the micro-structure of securities markets, disclosure regulation, insider trading regulation and the effectiveness of self-regulatory organizations. She received her Ph.D. from Stanford University in 1985. Ms. Hagerty received an MBA (1979), MS in Operations Research (1977) and a BA in Mathematics (1975) from the University of California, Berkeley.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities.  Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.435 trillion in global assets under management at September 30, 2009. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment, financial and capital markets or otherwise, which could result in changes in the value of the Company's assets and liabilities, including net realized and unrealized gains or losses, and could adversely affect the Company's operating results; (3) the Company's ability to meet its liquidity requirements to continue to fund its business operations, including its ability to renew its existing facilities or obtain replacement financing, to meet amortization payments under the facilities and to service debt; (4) the amount and timing of any future margin calls and their impact on the Company's financial condition and liquidity; (5) the Company's ability to obtain amendments and waivers in the event that a lender terminates a facility before the maturity date or debt obligations are accelerated due to a covenant breach or otherwise; (6) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (the ''Manager''), the Company's Manager; (7) the impact of increased competition; (8) the impact of future acquisitions or divestitures; (9) the unfavorable resolution of legal proceedings; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company or the Manager; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and the Company; (12) the ability of the Manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) as a result of its liquidity position, current market conditions and the uncertainty relating to its ability to meet covenants in restructured agreements, substantial doubt about the Company's ability to continue as a going concern.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2008 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.  The information contained on the Company’s website is not a part of this release.